UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 19, 2026

GOLDEN GROWERS COOPERATIVE
(Exact name of registrant as specified in its charter)

Minnesota	000-53957	27-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

1002 MAIN AVE W, SUITE 5
WEST FARGO, ND 58078		(701) 281-0468
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Growers Cooperative (the “Cooperative”) held its Annual Meeting on March 19, 2026. The matters voted upon at the Annual Meeting and the results of those votes are set forth below.

The members elected directors from two geographical districts and for a Director-at-Large position as established by the Cooperative’s Fourth Amended and Restated Bylaws.

Members from the Central District elected Nicolas Pyle as a director. He received 63 of the 63 votes cast. His three-year term begins on March 19, 2026 and expires in March 2029. Chris Johnson will continue as a director for the Central District.

Members from the South District elected Richard Bot as a director. He received 69 of the 69 votes cast. His three-year term begins on March 19, 2026 and expires in March 2029. Larry Vipond will continue as a director for the South District.

There were no elections for director in the North District. Blane Benedict and David Kragnes will continue as directors for the South District.

For the Director-at-Large position, the members elected Brady Koehl as a director for a three-year term. He received 172 of the 172 votes cast. Mark Harless and Glenn Johnson will continue as Directors-at-Large.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	March 26, 2026	/s/ Scott Stofferahn
		By:	Scott Stofferahn
		Its:	Executive Vice President and Chief Executive Officer

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